UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2006

Westell Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27266	36-3154957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 North Commons Drive, Aurora, Illinois 60540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (630) 898-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2006, the Compensation Committee of the Board of Directors of Westell Technologies, Inc. (the “Company”) set the compensation levels for the Company’s directors. The annual retainer for all directors was increased from $25,000 to $30,000. Annual retainers for the chairpersons of the Company’s committees were established as follows: Chairman of the Board -$25,000; Chairperson of the Audit Committee - $10,000; Chairperson of the Compensation Committee - $5,000; all other Chairpersons - $2,000. The in-person committee meeting fee was reduced from $2,000 to $1,500 and a new fee of $750 for committee meetings attended via teleconference was established.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.
Date: September 27, 2006	By:	/s/ Nicholas C. Hindman
Nicholas C. Hindman
Chief Financial Officer